Exhibit 99.1

ENDEAVOR ACQUISITION CORP. REPORTS AMERICAN APPAREL’S

SECOND QUARTER 2007 FINANCIAL RESULTS

•	Amendment to preliminary proxy statement filed with SEC

•	American Apparel reports second quarter combined revenue of $95.6 million, up 35% over year ago period; combined Pro Forma Adjusted EBITDA of $18.0 million, up 70% over Q2 2006

•	American Apparel posts second quarter retail same-store sales up 24% over second quarter 2006

August 20, 2007, New York, NY. Endeavor Acquisition Corp. (Amex: EDA) is pleased to report American Apparel’s financial results for the second quarter of 2007 and to announce the filing today with the Securities and Exchange Commission of an amendment to the preliminary proxy statement with respect to the proposed acquisition of American Apparel by Endeavor.

The amendment to the preliminary proxy statement, originally filed with the SEC on June 11, 2007, includes American Apparel’s audited financial statements for fiscal year 2005 and unaudited financial statements for calendar year 2004, as well as unaudited financial information for each Endeavor and American Apparel for the six month periods ended June 30, 2007 and 2006. The amended proxy statement also includes additional information with respect to nominees for the post-acquisition board of directors of the public company. The deal is subject to approval by Endeavor’s stockholders and is expected to close in the second half of 2007.

The information below presents the combined results of American Apparel Inc. (“AAI”) and The American Apparel Group of Canada (“CI”), collectively “American Apparel”, unless specifically noted otherwise.

American Apparel reported unaudited combined sales for the 2007 second quarter ended June 30, 2007 of $95.6 million, a 35% increase over sales of $71.0 million for the three month period ended June 30, 2006. Retail sales increased 51% to $52.6 million for the second quarter of 2007 as compared to $34.9 million for the same period in 2006, with same-store sales for stores open at least 12 months rising 24%. At June 30, 2007, American Apparel had 156 stores as compared to 131 stores at June 30, 2006. Wholesale results were $43.0 million for the 2007 second quarter as compared to $36.3 million for the 2006 second quarter, an increase of 19%.

Pro Forma Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and certain adjustments and exclusions (“pro forma adjusted EBITDA”) equaled $18.0 million for the second quarter ended June 30, 2007. This represents a 70% increase over pro forma adjusted EBITDA of $10.6 million for the three months ended June 30, 2006. The non-cash and other adjustment items in the quarterly comparisons per the acquisition agreement include deferred rent, litigation/legal expenses and business combination expenses not capitalized. These adjustments totaled approximately $1.3 million for the three months ended June 30, 2007 as compared to approximately $1.0 million for the three months ended June 30, 2006.

Dov Charney, Chief Executive Officer of American Apparel stated: “After reviewing the financial results for the first half of 2007, I am very excited about the growth that the company has experienced so far this year. Despite a challenging retail environment, the second quarter was the most successful period in American Apparel’s history. We are pleased that our product offering has appealed to so many customers and we are eager to introduce the vibrant, emerging brand we have developed to metropolitan adults around the world. In the months ahead, we look forward to building upon the strong financial performance of the first half of 2007.”

“The fortuitous timing of our refinancing this past July is providing us with the liquidity to continue to enhance the value of the American Apparel business, while we work patiently towards closing the merger with Endeavor,” added Adrian Kowalewski, American Apparel’s Director of Corporate Finance and Development.

For the six month period ended June 30, 2007, American Apparel reported combined sales of $169.1 million. This was a 30% increase over sales of $130.4 million for the six month period ended June 30, 2006. American Apparel’s retail sales for the first two quarters of 2007 were $90.8 million, an increase of 55% over the $58.7 million of sales in the comparable period for 2006. Wholesale sales for the six month period ended June 30, 2007 was $78.3 million, a 9% increase over the $71.8 million for the six months ended June 30, 2006.

Pro Forma Adjusted EBITDA equaled $27.6 million for the six months ended June 30, 2007. This represents a 68% increase over pro forma adjusted EBITDA of $16.4 million for the six months ended June 30, 2006. The non-cash and other adjustment items in the quarterly comparisons per the acquisition agreement include deferred rent, litigation/legal expenses and business combination expenses not capitalized. These adjustments totaled approximately $1.7 million for the six months ended June 30, 2007 as compared to approximately $2.1 million for the six months ended June 30, 2006.

Please refer to the tables attached to this press release and to the amendment to the preliminary proxy statement for additional information. The attached tables are as follows:

•

Table A presents a calculation and reconciliation of unaudited pro forma adjusted EBITDA for the combined American Apparel, Inc. and Subsidiaries (“AAI”) with The American Apparel Group of Canada (“CI”) for the three months ended June 30, 2007 and 2006 (unaudited) and six months ended June 30, 2007 and 2006 (unaudited).

•	Table B presents the consolidated financial results of AAI for the three months ended June 30, 2007 and 2006 (unaudited) and six months ended June 30, 2007 and 2006 (unaudited).

•	Tables C(1) and C(2) presents the combined financial results of CI for the six months ended June 30, 2007 and 2006 (unaudited) and three months ended June 30, 2007 and 2006 (unaudited).

Upon consummation of the merger, the financials of AAI and CI will be reported on a consolidated basis. Historically, the results of AAI and CI were reported separately.

American Apparel is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel. As of July 31, 2007, American Apparel operated 157 retail stores in 11 countries, including the United States, Canada, Mexico, England, Germany, France, Switzerland, the Netherlands, Israel, Japan and South Korea. American Apparel also operates a leading wholesale business that supplies t-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at www.americanapparelstore.com.

Endeavor Acquisition Corp. is a publicly-traded Specialized Purpose Acquisition Corporation. For more information, go to Endeavor’s website at www.endeavoracq.com.

Forward Looking Statements

This press release, and other statements that Endeavor or American Apparel may make, including statements about the proposed acquisition of American Apparel, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Endeavor’s and American Apparel’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

This release includes certain financial information (EBITDA) not derived in accordance with generally accepted accounting principles (“GAAP”). Endeavor believes that the presentation of this non-GAAP measure provides information that is useful to investors as it indicates more clearly the ability of American Apparel to meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due.

Endeavor cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Endeavor assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Endeavor’s filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance, including factors arising after consummation of the acquisition of American Apparel: (i) inability to continue to increase same store sales, (ii) failure to open and operate additional retail stores in desirable locations on a cost-efficient basis (iii) inability to anticipate and respond to consumer fashion trends and demand as they arise, (iv) increases in prices of the raw materials used in the manufacture of apparel goods, (v) failure to maintain satisfactory labor relations, (vi) inability to creatively and effectively promote the American Apparel brand, (vii) failure to hire and retain talented personnel and (viii) inability to effectively manage and replace as needed credit lines and other sources of financing.

Endeavor’s prospectus and subsequent filings with the SEC, including the proxy statements it files with the SEC with respect to the proposed acquisition of American Apparel, are accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Additional Information and Where to Find It

Endeavor has filed with the SEC a preliminary proxy statement on Schedule 14A in connection with the proposed acquisition of American Apparel and its affiliated companies. STOCKHOLDERS OF ENDEAVOR AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ENDEAVOR’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. Such persons can also read Endeavor’s final prospectus for a description of the security holdings of the Endeavor’s officers and directors and the underwriters of Endeavor’s initial public offering and their respective interests in the successful consummation of this business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available. The final prospectus and other relevant documents can also be obtained, without charge, at the SEC’s Internet site http://www.sec.gov or by contacting Endeavor’s main office at 212-683-5350. As a result of the review by the SEC of the proxy statement, Endeavor may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement

Contact:

Joseph Teklits/Jean Fontana

ICR

203-682-8200

TABLE A

American Apparel (AAI and CI Combined)

Calculation and Reconciliation of Combined Pro Forma Adjusted EBITDA

(in thousands of dollars)

The following table presents a calculation of the combined pro forma adjusted EBITDA of American Apparel (i.e., AAI and CI combined) and reconciliation to its net income, the most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$4,782	$2,354	$6,286	$1,836
Income taxes	2,362	447	3,022	428
Interest expense	4,790	2,864	8,750	5,484
Depreciation and amortization	3,144	2,802	6,051	5,348
Related-party management fee	1,677	1,168	1,762	1,168

EBITDA	$16,755	$9,635	$25,871	$14,264

Add-backs in non-cash and non-recurring items:
Deferred rent	$471	$582	$858	$1,124
Litigation expense	—	269	—	844

Total add-backs	471	851	858	1,968

Adjusted EBITDA	$17,226	$10,486	$26,729	$16,232

Exclusions allowed under terms of acquisition:
Workers compensation adjustment	$—	$—	$—	$—
Inventory obsolescence	—	—	—	—
Business combination expenses not capitalized	807	—	852	—

Total exclusions	$807	$—	$852	$—

Adjusted EBITDA with exclusions	$18,033	$10,486	$27,581	$16,232
Additional add-backs:
Legal fees related to abandoned financing attempts	$—	$150	$—	$154
Accounting fees related to abandoned financing attempts	—	—	—	—
Financial consulting fees related to senior debt defaults	—	—	—	—

Total add-backs	$—	$150	$—	$154

Pro Forma Adjusted EBITDA	$18,033	$10,636	$27,581	$16,386

TABLE B

American Apparel, Inc. and Subsidiaries (AAI)

Selected Historical Consolidated Financial Information

(in thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Consolidated Statements of Income:
Net sales	$88,215	$67,294	$157, 248	$123,238
Cost of sales	39,934	35,200	70,770	64,242

Gross profit	48,281	32,094	86,478	58,996
Operating expenses	36,976	26,974	69,304	51,645

Income from operations	11,305	5,120	17,174	7,351
Interest expense	4,422	2,634	8,096	5,042
Other expense (income)	267	(278)	156	(107)

Income before income taxes	6,616	2,764	8,922	2,416
Income tax expense	2,077	427	2,674	392

Net income	$4,539	$2,337	$6,248	$2,024

	June 30			December 31,
	2007	2006		2006
	(unaudited)	(unaudited)
Consolidated Balance Sheet Data:
Total assets	$175,220	$137,194		$148,157
Total current liabilities	55,231	45,428		59,794
Total long-term liabilities	103,198	76,044		76,661
Stockholders’ equity	16,791	15,722		11,702

	Six Months Ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Other Cash Flow Data:
Cash Flow used in operations	$(15,383)	$(721)
Cash Flow used in investing activities	(5,451)	(8,472)
Cash Flow from financing activities	23,201	9,567
Effect on cash from exchange rates	51	92

Net change in cash	$2,418	$466

TABLE C(1)

The American Apparel Group of Canada (CI)

Selected Historical Combined Financial Information

(in thousands of dollars)

	Six Months Ended June 30,
	2007	2007	2006	2006
	CDN $	USD $ (a)	CDN $	USD $ (a)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Combined Statements of Income:
Net sales	$20,341	$17,924	$16,136	$14,174
Cost of sales	6,960	6,133	5,574	4,896

Gross profit	13,381	11,791	10,562	9,278
Operating expenses	11,970	10,548	9,970	8,758

Income from operations	1,411	1,243	592	520
Interest expense	742	653	503	442

Income before income taxes	669	590	89	78
Income tax expense	396	348	41	36

Net income	$273	$242	$48	$42

	June 30,
	2007	2007	2006	2006
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Combined Balance Sheet Data:
Total assets	$18,339	$17,246	$19,180	$17,203
Total current liabilities	9,845	9,258	12,687	11,379
Total long-term liabilities	6,161	5,794	4,851	4,352
Shareholders’ equity	2,333	2,144	1,641	1,472

	Six Months Ended June 30,
	2007	2007	2006	2006
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Other Cash Flow Data:
Cash Flow (used in) from operations	$1,093	$963	$(2,103)	$(1,847)
Cash Flow used in investing activities	(326)	(287)	(558)	(490)
Cash Flow (used in) from financing activities	(1,175)	(1,035)	2,415	2,121
Effect on cash from exchange rates	—	14	—	5

Net change in cash	$(408)	$(345)	$(246)	$(211)

(a)	Canadian dollars presented as of June 30, 2007 and 2006 were converted at an exchange rate of $0.9404 and $0.8969, respectively. Canadian dollars presented for the six months ended June 30, 2007 and 2006 were converted at an exchange rate of $0.8812 and $0.8784, respectively.

TABLE C(2)

The American Apparel Group of Canada (CI)

Selected Historical Combined Financial Information

(in thousands of dollars)

	Three Months Ended June 30,
	2007	2007	2006	2006
	CDN $	USD $	CDN $	USD $
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Combined Statements of Income:
Net sales	$11,977	$10,786	$9,191	$8,158
Cost of sales	3,868	3,494	3,035	2,697

Gross profit	8,109	7,292	6,156	5,461
Operating expenses	7,085	6,379	5,797	5,143

Income from operations	1,024	913	359	318
Interest expense	407	368	259	230

Income before income taxes	617	545	100	88
Income tax expense	321	285	23	20

Net income	$296	$260	$78	$68

	December 31,
	2006	2006
	CDN $	USD $ (a)
	(unaudited)	(unaudited)
Combined Balance Sheet Data:
Total assets	$18,082	$15,532
Total current liabilities	8,287	7,119
Total long-term liabilities	8,093	6,951
Shareholders’ equity	1,702	1,462

(a)	Canadian dollars presented as of December 31, 2006 were converted at exchange rate of $0.8590.